Exhibit 3.94

Articles of Incorporation

11/1/2007

ARTICLES OF INCORPORATION FOR A STOCK CORPORATION

FIRST: The undersigned	Daniela Balan
whose address is	c/o LegalZoom, 7083 Hollywood Blvd., Suite 180, Los Angeles, CA 90028

, being at least eighteen years of age, do(es) hereby
form a corporation under the laws of the State of Maryland.

SECOND: The name of the corporation is	Enlighten IT Consulting Inc.

THIRD: The purposes for which the corporation is formed are as follows:
Information Technology
Provide Computer and networking support

FOURTH: The street address of the principal office of the corporation in Maryland is

102 Georgia Ave. N.E., Glen Burnie, Maryland 21060

FIFTH: The name of the resident agent of the corporation in Maryland is	National Registered Agents, Inc. of MD

whose address is	836 Park Avenue, 2nd Floor, Baltimore, MD 21201

SIXTH: The corporation has authority to issue             100             shares at         $100.00         par value per share.

SEVENTH: The number of directors of the corporation shall be        1         which number may be increased or decreased pursuant to the bylaws of the corporation, and so long as there are less than three (3) stockholders, the number of directors may be less than three (3) but not less than the number of stockholders, and the name(s) of the director(s) who shall act until the first meeting or until their successors are duly chosen and qualified is/are

Shawn D. Justice

IN WITNESS WHEREOF, I have signed these articles and acknowledge the same to be my act.	I hereby consent to my designation in this document as resident agent for this corporation.

SIGNATURE(S) OF INCORPORATOR(S):	SIGNATURE OF RESIDENT AGENT LISTED IN FIFTH:

Daniela Balan	National Registered Agents, Inc. of MD
By: Jacob Varghese, Authorized Officer

RETURN TO: Daniela Balan
7083 Hollywood Blvd., Suite 180
Los Angeles, CA 90028

Articles of Amendment

3/31/2008

State of Maryland	Martin O’Malley Governor
Department of Assessments and Taxation	C. John Sullivan, Jr. Director
Charter Division	Paul B. Anderson Administrator

Date: 04/07/2008

JAMES BRASWELL

111 GEORGIA AVE NE

GLEN BURNIE MD 21060-6830

THIS LETTER IS TO CONFIRM ACCEPTANCE OF THE FOLLOWING FILING:

ENTITY NAME	:	ENLIGHTEN IT CONSULTING INC.
DEPARTMENT ID	:	D12217592
TYPE OF REQUEST	:	ARTICLES OF AMENDMENT
DATE FILED	:	03-31-2008
TIME FILED	:	08:59 AM
RECORDING FEE	:	$100.00
EXPEDITED FEE	:	$50.00
FILING NUMBER	:	1000361996211714
CUSTOMER ID	:	0002112386
WORK ORDER NUMBER	:	0001555424

PLEASE VERIFY THE INFORMATION CONTAINED IN THIS LETTER. NOTIFY THIS DEPARTMENT IN WRITING IF ANY INFORMATION IS INCORRECT. INCLUDE THE CUSTOMER ID AND THE WORK ORDER NUMBER ON ANY INQUIRIES.

Charter Division

Baltimore Metro Area (410) 767-1350

Outside Metro Area (888) 246-5941

301 West Preston Street-Room 801-Baltimore, Maryland 21201-2395

Telephone (410)767-4950 / Toll free in Maryland (888)246-5941

MRS (Maryland Relay Service) (800)735-2258 TT/Voice- Fax (410)333-7097

Website: www.dat.state.md.us

0005098208 CACCPT

ENTITY TYPE:	ORDINARY BUSINESS - STOCK
STOCK:	Y
CLOSE:	N
EFFECTIVE DATE:	03-31-2008
PRINCIPAL OFFICE:	102 GEORGIA AVE NE
GLEN BURNIE MD 21060
RESIDENT AGENT:	NATIONAL REGISTERED AGENTS, INC. OF MD.
SECOND FLOOR
836 PARK AVENUE
BALTIMORE MD 21201

ARTICLES OF AMENDMENT

OF

ENLIGHTEN IT CONSULTING INC.

D12217592

ENLIGHTEN IT CONSULTING INC. (the “Corporation”) a Maryland Corporation hereby certifies to the State Department of Assessments and Taxation of Maryland that the Articles of Incorporation of the Company is hereby amended as follows:

FIRST, the Articles of Incorporation of the Corporation are hereby amended by deleting, in its entirety, ARTICLE THIRD and inserting the following in lieu thereof:

“THIRD, The nature of the business and the objects and purposes to be transacted, promoted and carried on are to do any or all of the things herein mentioned as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

(a) To engage in the business of information technology and to provide computer support and networking support; and,

(b) To do any and all other corporate acts permitted or authorized under the general corporate law of Maryland, and the laws of the United States of America, including but not limited to those enumerated as General Powers by §2-103 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended from time to time, or under any similar statutes or laws of any state in which the Corporation is registered or authorized to conduct business from time to time.

SECOND, the Articles of Incorporation of the Corporation are hereby amended by deleting, in its entirety, ARTICLE SIXTH and inserting the following in lieu thereof:

“SIXTH, The Corporation shall have the authority to issue a total of Hundred (100) shares of Capital Stock of no par value, all of which stock shall be classified as voting common stock.”

THIRD, the Articles of Incorporation of the Corporation are hereby amended by inserting the following as Articles Eighth through Sixteenth:

“EIGHT: The Corporation is to have perpetual existence.

NINTH: The Corporation shall be managed by the Board of Directors, which shall exercise all powers conferred under the laws of the State of Maryland and of the United States of America including without limitation the power:

(a) To hold meetings, to have one or more offices, and to keep the books of the Corporation, except as otherwise expressly provided by law, at such places, whether within or without the State of Maryland, as may from time to time be designated by the Board;

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(b) To make, alter, and repeal Bylaws of the Corporation, pursuant to the power granted in §2-109(b) of the Corporations and Associations Article of the Annotated Code of Maryland;

(c) To determine whether and to what extent and at what times and places and under what circumstances, conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have the right to inspect any account, record, book, or document of the Corporation, except as conferred by the laws of the State of Maryland or as authorized by the Board;

(d) To declare and pay dividends upon the shares of capital stock of the Corporation either out of net assets in excess of capital or, in case there shall be no excess, out of net profits for the fiscal year then current or the preceding fiscal year, and to direct the use and disposition of such net assets in excess of capital and of such net profits, all in accordance with the provisions of the laws of the State of Maryland;

(e) To fix and determine from time to time an amount to be set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for working capital or any other proper purpose or to abolish any such reserve or reserves;

(f) To make any lawful disposition of any paid-in or capital surplus, or create any reserves out of the same, or charge to the same organization expenses or other similar expenses properly chargeable to capital account;

(g) To use or apply any funds of the Corporation lawfully available therefor for the purchase or acquisition of shares of the capital stock or bonds or other securities of the Corporation, in the market or otherwise, at such price as may be fixed by the Board, and to such extent and in such manner and for such purposes and upon such terms as the Board may deem expedient and as may be permitted by law.

TENTH: Except as may otherwise be provided by the Board of Directors of the Corporation, no holder of any shares of the stock of the Corporation shall have any pre-emptive right to purchase, subscribe for, or otherwise acquire any shares of Stock of the Corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire such shares.

ELEVENTH: The shareholders of the corporation shall not have cumulative voting rights.

TWELFTH: From time to time any of the provisions of these Articles of Incorporation may be amended, altered or repealed by the Board of Directors, and other provisions authorized by the laws of the State of Maryland at the time in force may be added or inserted in the manner and at the time prescribed by said laws by the Board of Directors, and all rights at any time conferred upon the stockholders of the Corporation by these Articles of Incorporation are granted subject to the provisions of this Section.

THIRTEENTH: Pursuant to §2-105(9) of the Corporations and Associations Article of the

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Annotated Code of Maryland, the Board of Directors reserves the right to and may classify or reclassify any unissued stock from time to time by setting or changing the preferences, conversion or other rights, voting power, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of the stock. Further, the Board shall have authority to issue Articles Supplementary for such purposes in accordance with §2-208. Pursuant to the authority granted in §3-201 of the Corporations and Associations Article, the corporation specifically reserves the right to amend its charter in a manner which may alter the contract rights of any outstanding stock without stockholders having the right to demand and receive payment of fair value of their shares under §3-202.

FOURTEENTH: Pursuant to §2-204(b) of the Corporations and Associations Article of the Annotated Code of Maryland, the Board of Directors may authorize the issuance of additional stock or convertible securities without stockholder approval, and pursuant to §2-204(c), the Board may authorize the issuance of stock dividends without stockholder approval.

FIFTEENTH: Directors, Officers, Employees and/or Agents of the Corporation shall be entitled to indemnification in accordance with the terms, conditions and procedures of §2-418 of the Corporations and Associations Article of the Annotated Code of Maryland.

SIXTEENTH: No director of the Corporation shall be liable to the Corporation or to its stockholders for money damages except (1) to the extent that it is proved that such director actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to such director is entered in a proceeding based on a finding in the proceeding that such director’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.”

These amendments to the Articles of Incorporation of the Company have been approved by the unanimous consent of the director. No stock has been issued.

Shawn D. Justice, Director

IN WITNESS WHEREOF, we the undersigned have signed these Articles of Amendment on behalf of the Corporation this 27 day of March, 2008.

Shawn D. Justice, President	Tobbi L. Seitz, Secretary
Return Address: James C. Braswell, Esquire 111 Georgia Avenue Glen Burnie, MD 21060

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Articles of Conversion

12/21/2016

State of Maryland Department of Assessments and Taxation		Larry Hogan Governor Sean P. Powell Director

Charter Division
Date: 12/23/2016

HYLIND SEARCH COMPANY
245 W CHASE ST
BALTIMORE MD 21201-4823

THIS LETTER IS TO CONFIRM ACCEPTANCE OF THE FOLLOWING FILING:
ENTITY NAME	: ENLIGHTEN IT CONSULTING LLC
DEPARTMENT ID	: W17681883
TYPE OF REQUEST	: ARTICLES OF CONVERSION
DATE FILED	: 12-21-2016
TIME FILED	: 03:49 PM
RECORDING FEE	: $100.00
EXPEDITED FEE	: $50.00
FILING NUMBER	: 1000362009957863
CUSTOMER ID	: 0003498537
WORK ORDER NUMBER	: 0004715114

PLEASE VERIFY THE INFORMATION CONTAINED IN THIS LETTER. NOTIFY THIS DEPARTMENT IN WRITING IF ANY INFORMATION IS INCORRECT. INCLUDE THE CUSTOMER ID AND THE WORK ORDER NUMBER ON ANY INQUIRIES.

Charter Division

Baltimore Metro Area (410) 767-1350

Outside Metro Area (888) 246-5941

0010449270
301 West Preston Street-Room 801-Baltimore, Maryland 21201-2395
Telephone (4/0)767-4950/Toll free in Maryland (888)246-5941	CACCPT
MRS (Maryland Relay Service) (800)735-2258 TT/Voice
Website: wvw.dat.maryland.gov

ENTITY TYPE:	ENTITIES OTHER THAN CORPORATIONS
EFFECTIVE DATE:	12-21-2016
PRINCIPAL OFFICE:	SUITE 300
991 CORPORATE BLVD.
LINTHICUM HEIGHTS MD 21090
RESIDENT AGENT:	SHAWN D. JUSTICE
SUITE 300
991 CORPORATE BLVD.
LINTHICUM HEIGHTS MD 21090

COMMENTS:

THIS INDICATES CONVERSION TO:

SURVIVOR:

(W17681883)         ENLIGHTEN IT CONSULTING LLC.

CONVERTED ENTITY:

(D12217592)         ENLIGHTEN IT CONSULTING INC.

ARTICLES OF CONVERSION

OF

ENLIGHTEN IT CONSULTING INC.

A MARYLAND CORPORATION

INTO

ENLIGHTEN IT CONSULTING LLC

A MARYLAND LIMITED LIABILITY COMPANY

(Pursuant to the Section 3-901 et seq. of the Maryland General Corporation Code)

The undersigned corporation DOES HEREBY CERTIFY THAT:

1. The name of the Maryland corporation is Enlighten IT Consulting Inc.

2. The date of the filing of the original articles of incorporation with the Maryland State Department of Assessments and Taxation is November 5, 2007.

3. The name of the Maryland limited liability company to which the Maryland corporation will be converted is Enlighten IT Consulting LLC and the place of organization is Maryland. ·

4. The principal office of the Enlighten IT Consulting LLC, the Maryland limited liability company, in Maryland is 991 Corporate Blvd, Suite 300, Linthicum Heights, MD 21090.

5. The name and address of the registered agent of Enlighten IT Consulting LLC, the Maryland limited liability company, in the State of Maryland are Shawn D. Justice and 991 Corporate Blvd, Suite 300, Linthicum Heights, MD 21090.

6. The conversion referred to in these Articles of Conversion has been approved by the board of directors and the sole stockholder of Enlighten IT Consulting Inc., the Maryland corporation, in accordance with the provisions of Subtitle 9 of the Maryland General Corporation Law.

7. Upon the effective time specified in Paragraph 8 below, the sole stockholder’s one hundred percent (100%) ownership of the issued and outstanding common stock of Enlighten IT Consulting Inc, the Maryland corporation, immediately prior to the effective time shall automatically convert into a one hundred percent (100%) ownership of the membership interest in Enlighten IT Consulting LLC, the Maryland limited liability company.

8. The effective date of these Articles of Conversion shall be the date filed with the Maryland Department of Assessments & Taxation.

[Remainder of Page Intentionally left Blank]

ARTICLES OF ORGANIZATION

OF

ENLIGHTEN IT CONSULTING LLC

Pursuant to a Certificate of Conversion, filed simultaneously herewith, whereby Enlighten IT Consulting Inc., a Maryland corporation, is converting to a Maryland limited liability company to be known as Enlighten IT Consulting LLC, the undersigned being duly authorized to execute and file these Articles of Organization for record with the Maryland State Department of Assessments and Taxation, hereby certifies that the following are adopted as the Articles of Organization of Enlighten IT Consulting LLC.

ARTICLE I

The name of the Maryland limited liability company (hereinafter referred to as the “Company”) is Enlighten IT Consulting LLC.

ARTICLE II

The purpose for which the Company is formed is to engage in any lawful business permitted by the Maryland Limited Liability Company Act, as amended from time to time.

ARTICLE III

The address of the principal office of the Company in the State of Maryland is 991 Corporate Blvd, Suite 300, Linthicum Heights, MD 21090.

ARTICLE IV

The name and address of the initial registered agent of the Company in the State of Maryland Shawn D. Justice, 991 Corporate Blvd, Suite 300, Linthicum Heights, MD 21090.

Dated as of the 20th day of December, 2016

By:
Ashley Thurman
Organizer
Bass, Beny & Suns PLC
150 Third Ave South, Ste. 2800
Nashville, TN 37206

I, Shawn D. Justice, do hereby consent to net as resident agent in Maryland for Enlighten IT Consulting LLC.

By:
Shawn D. Justice
Resident Agent
991 Corporate Blvd, Ste. 300
Linthicum Heights, MD 21090

21028671.1

Articles of Organization
12/21/2016

STATE OF MARYLAND

Department of Assessments and Taxation

I, MICHAEL L. HIGGS OF THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, DO HEREBY CERTIFY THAT THE DEPARTMENT, BY LAWS OF THE STATE, IS THE CUSTODIAN OF THE RECORDS OF THIS STATE RELATING TO LIMITED LIABILITY COMPANIES , OR THE RIGHTS OF LIMITED LIABILITY COMPANIES TO TRANSACT BUSINESS IN THIS STATE, AND THAT I AM THE PROPER OFFICER TO EXECUTE THIS CERTIFICATE.

I FURTHER CERTIFY THAT ENLIGHTEN IT CONSULTING LLC, REGISTERED DECEMBER 21, 2016, IS A LIMITED LIABILITY COMPANY EXISTING UNDER AND BY VIRTUE OF THE LAWS OF THE STATE OF MARYLAND, AND THAT THE LIMITED LIABILITY COMPANY IS AT THE TIME OF THIS CERTIFICATE IN GOOD STANDING TO TRANSACT BUSINESS.

IN WITNESS WHEREOF, I HAVE HEREUNTO SUBSCRIBED MY SIGNATURE AND AFFIXED THE SEAL OF THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND AT BALTIMORE ON THIS DECEMBER 23, 2016.

Michael L. Higgs

Deputy Director

301 West Preston Street, Baltimore, Maryland 21201

Telephone Balto. Metro (410) 767-1340 / Outside Balto. Metro (888) 246-5941

MRS (Maryland Relay Service) (800) 735-2258 TT/Voice

Fax (410) 333-7097

crblnk	R0010449393

State of Maryland Department of Assessments and Taxation Charter Division	Larry Hogan Governor Sean P. Powell Director

Date: 12/23/2016

HYLIND SEARCH COMPANY

245 W CHASE ST

BALTIMORE MD 21201-4823

THIS LETTER IS TO CONFIRM ACCEPTANCE OF THE FOLLOWING FILING:

ENTITY NAME	:	ENLIGHTEN IT CONSULTING LLC
DEPARTMENT ID	:	W17681883
TYPE OF REQUEST	:	ARTICLES OF ORGANIZATION
DATE FILED	:	12-21-2016
TIME FILED	:	03:48 PM
RECORDING FEE	:	$100.00
EXPEDITED FEE	:	$50.00
FILING NUMBER	:	1000362009957814
CUSTOMER ID	:	0003498537
WORK ORDER NUMBER	:	0004715114

PLEASE VERIFY THE INFORMATION CONTAINED IN THIS LETTER. NOTIFY THIS DEPARTMENT IN WRITING IF ANY INFORMATION IS INCORRECT. INCLUDE THE CUSTOMER ID AND THE WORK ORDER NUMBER ON ANY INQUIRIES. EVERY YEAR THIS ENTITY MUST FILE A PERSONAL PROPERTY RETURN IN ORDER TO MAINTAIN ITS EXISTENCE EVEN IF IT DOES NOT OWN PERSONAL PROPERTY. THE RETURN IS FOUND ON THE SDAT WEBSITE.

Charter Division

Baltimore Metro Area (410) 767-1350

Outside Metro Area (888) 246-5941

301 West Preston Street-Room 801-Baltimore, Maryland 21201-2395	0010449263
Telephone (410) 767-4950 / Toll free in Maryland (888) 246-5941
MRS (Maryland Relay Service) (800) 735-2258 TT/Voice	CACCPT
Website: www.dat.maryland.gov

ENTITY TYPE:	ENTITIES OTHER THAN CORPORATIONS
EFFECTIVE DATE:	12-21-2016
PRINCIPAL OFFICE:	SUITE 300
991 CORPORATE BLVD.
LINTHICUM HEIGHTS MD 21090
RESIDENT AGENT:	SHAWN D. JUSTICE
SUITE 300
991 CORPORATE BLVD.
LINTHICUM HEIGHTS MD 21090